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                                                                    EXHIBIT 6.12

         This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE ("Instrument") effective as of January 13, 2003 (the "Effective Date"), is made by and among GENERAL MEDIA, INC., a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS under the Indenture (as defined below), the SUBSIDIARY GRANTORS under the Security Agreement (as defined below) the SUBSIDIARY PLEDGORS under the Pledge Agreement (as defined below) (collectively the "Subsidiary Guarantors"), THE BANK OF NEW YORK, a New York banking corporation (the "Resigning Trustee"), and HSBC Bank USA, a New York banking and trust company (the "Successor Trustee"). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture.

                                    RECITALS

         WHEREAS, pursuant to an Indenture dated as of December 21, 1993, as amended and supplemented by that certain First Supplemental Indenture dated as of May 19, 1999, that certain Second Supplemental Indenture dated as of March 29,2001, that certain Third Supplemental Indenture dated as of August 1,2002 and that certain Fourth Supplemental Indenture dated as of November 12, 2002 (collectively, the "Indenture") among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, the predecessor to the Resigning Trustee, the Company issued $85,000,000 in aggregate principal amount of its 10 5/8% Senior Secured Debentures due 2000, Series A and B (the "Notes");

         WHEREAS, the Company also appointed the Resigning Trustee as Registrar, Paying Agent and Note Custodian under the Indenture and Collateral Agent under the Security Agreement and Pledge Agreement attached to the Indenture (as the same are amended and in effect from time to time, the "Collateral Agreements");

         WHEREAS, the aggregate principal amount of the Notes issued and outstanding, as of January 10, 2003, is $41,846,800;

         WHEREAS, Section 7.08 of the Indenture provides that the Resigning Trustee may at any time resign by giving written notice of such resignation to the Company and the Company shall promptly appoint a Successor Trustee;

         WHEREAS, Section 13.02 of each of the Security Agreement and the Pledge Agreement (as the same are amended and in effect from time to time) provide that the successor Trustee named in accordance with Article 7 of the Indenture shall, without further action, be and become Collateral Agent thereunder;

         WHEREAS, the Resigning Trustee desires to resign and the Company desires to appoint the Successor Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indenture and Collateral Agent under the Collateral Agreements, to succeed the Resigning Trustee in such capacities under the Indenture and the Collateral Agreements, respectively; and

         WHEREAS, the Successor Trustee is willing to accept such appointment;
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         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ACCEPTANCE OF RESIGNATION OF RESIGNING TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE. The Resigning Trustee hereby resigns as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture, and as Collateral Agent under the Collateral Agreements. The Company accepts the resignation of the Resigning Trustee and hereby appoints the Successor Trustee as Trustee, Registrar, Paying Agent, Note Custodian under the Indenture and as Collateral Agent under the Collateral Agreements, and vests and confirms to the Successor Trustee all rights, powers, trusts, privileges, duties, security interests and obligations of such persons under the Indenture and the Collateral Agreements, respectively, all effective as of the Effective Date.

         2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Successor Trustee that:

         a. It is duly organized and validly existing under the laws of Delaware;

         b. It has not entered into any amendment or supplement to the Indenture or the Collateral Agreements except for the amendment to the Security Agreement dated as of March 31,2001 and as disclosed herein, and each of the Indenture and the Collateral Agreements is in full force and effect;

         c. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property;

         d. No covenant or condition contained in the Indenture or any of the Collateral Agreements has been waived by the Company except where such waiver has been granted by the holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver;

         e.       The Notes are validly issued securities of the Company;

         f. The Company has complied with any conditions precedent relating to the appointment of HSBC Bank USA, as successor Trustee, Registrar, Paying Agent, Note Custodian under the Indenture, and Collateral Agent under the Collateral Agreements for which the Company is responsible; and

         g. There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any Court or any

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         governmental authority, arising out of any action or omissions by the
         Company under the Indenture or any of the Collateral Agreements.

         3. RESIGNING TRUSTEE REPRESENTATIONS AND WARRANTIES. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

         a. No covenant or condition contained in the Indenture or any of the Collateral Agreements has been waived by the Resigning Trustee or, to the best of the knowledge of the Resigning Trustee, except where such waiver has been granted by the holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

         b. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee, threatened against the Resigning Trustee before any court or governmental authority arising out of any actual or alleged action or omission by the Resigning Trustee, in any of its capacities as Trustee, Registrar, Paying Agent or Note Custodian, under the Indenture, Collateral Agent under the Collateral Agreements, or otherwise;

         c. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to any of the Notes or the Indenture or any matter or thing pertaining to any thereof and all information in the possession of its corporate trust administration department relating to any of the foregoing and will furnish to the Successor Trustee such documents or information on or before the Effective Date. Notwithstanding the foregoing, the Resigning Trustee reserves the right to withhold documents, if any, which are subject to privilege;

         d. To the best of its knowledge, it has lawfully discharged its duties as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture and Collateral Agent under the Collateral Agreements;

         e. The Resigning Trustee certifies that $41,846,800 in aggregate principal amount of Notes is outstanding as of January 10, 2003;

         f. As of the Effective Date, the Resigning Trustee holds no property or monies under the Indenture or any of the Collateral Agreements, and will have transferred and delivered all property and monies held by it under the Indenture or any of the Collateral Agreements, including those documents physically held, including the pledged shares of the Subsidiary Guarantors and the conditional mortgage on 16 E. 67th St., New York, New York, to the Successor Trustee;

         g. This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation; and

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         h.       The Resigning Trustee shall deliver to the Successor Trustee as of or immediately after the Effective Date all of the documents listed on Exhibit A annexed hereto.

         4. SUCCESSOR TRUSTEE REPRESENTATIONS AND WARRANTY. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that,
(a) it is duly organized and validly existing under the laws of the state of its organization, (b) it is eligible to serve as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture and under the Trust Indenture Act of 1939, as amended, and as Collateral Agent under the Collateral Agreements, (c) the execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property, (d) this Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation, (e) the Successor Trustee has complied with all conditions precedent relating to the appointment of the Successor Trustee, as successor Trustee, Registrar, Paying Agent and Note Custodian under the Indenture, and as Collateral Agent under the Collateral Agreements for which the Successor Trustee is responsible, (f) the Successor Trustee satisfies the requirements of, and has no conflict under, Section 310 of the Trust Indenture Act of 1939, as amended, and (g) the Successor Trustee has made any and all filings as required under the Trust Indenture Act of 1939, as amended.

         5. ACCEPTANCE BY SUCCESSOR TRUSTEE. The Successor Trustee hereby accepts, effective on the Effective Date, its appointment as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture and Collateral Agent under the Collateral Agreements, and assumes all such rights, powers, trusts, duties and obligations. The Successor Trustee will perform said rights, powers and duties upon the terms and conditions set forth in the Indenture and the Collateral Agreements, respectively. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, a form of which is annexed hereto as Exhibit B, to be sent to each Holder of the Notes in accordance with Section 7.08 of the Indenture.

         6. ASSIGNMENT, ETC. BY RESIGNING TRUSTEE. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys, to the Successor Trustee, as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture, and Collateral Agent under the Collateral Agreements, upon the trusts expressed in the Indenture and upon the terms and conditions of the Collateral Agreements, respectively, all rights, powers, trusts, privileges, duties and obligations, which the Resigning Trustee now holds under and by virtue of the Indenture and the Collateral Agreements, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture and of the Collateral Agreements, including those

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documents physically held, including the pledged shares of the Subsidiary
Guarantors and the conditional mortgage on 16 E. 67th St., New York, New York, subject nevertheless to the lien provided by Section 7.07 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company's obligations under the Indenture to the Resigning Trustee, which lien shall also secure the Company's obligations under the Indenture and under the Collateral Agreements to the Successor Trustee.

         7. ADDITIONAL DOCUMENTATION. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations granted in the Indenture and the Collateral Agreements, respectively, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

         8. CHOICE OF LAWS. The laws of the State of New York shall govern this Instrument.

         9. COUNTERPARTS. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one Instrument.

         10. SURVIVAL OF COMPANY'S OBLIGATIONS TO RESIGNING TRUSTEE. Notwithstanding the resignation of the Resigning Trustee as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture and Collateral Agent under the Agreements, nothing contained in this Instrument shall in any way abrogate the obligations of the Company to the Resigning Trustee under the Indenture or the Collateral Agreements or any lien created in favor of the Resigning Trustee thereunder, including without limitation, the lien provided under Section 7.07 of the Indenture.

         11. COMPANY'S OBLIGATION TO SUCCESSOR TRUSTEE. The Company hereby acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 7.07 of the Indenture, which obligations shall survive the execution hereof pursuant to the terms of the Indenture.

         12. ACKNOWLEDGEMENT OF RESIGNING TRUSTEE. The Resigning Trustee acknowledges and agrees that it shall remain solely responsible for, and shall promptly pay Successor Trustee, any and all costs, claims, liabilities, losses or damages whatsoever, incurred by Successor Trustee, which arise out of actual, alleged or adjudicated actions or omissions of the Resigning Trustee as Trustee, Registrar, Paying Agent or Note Custodian under the Indenture or Collateral Agent under the Collateral Agreements. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all documents with respect to any such action for which the Resigning Trustee may be so responsible.

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         13.      NOTICES. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:

         The Bank of New York
         101 Barclay Street - 8W
         New York, New York 10286
         Attn.: Irene Siegel, V.P. Corporate Trust Administration
         FAX: (212) 815-5131
         TEL: (212) 815-5703

TO THE SUCCESSOR TRUSTEE:

         HSBC Bank USA
         Issuer Services
         Attn.: Robert A. Conrad, Vice President
         10 E. 40th Street
         New York, NY 10016
         FAX: 212-525-1300
         TEL: 212-525-1314

TO THE COMPANY:

         General Media, Inc.
         11 Penn Plaza, 12th Floor
         New York, NY 10001
         Attn: President and Chief Operating Officer
         FAX: (212) 702-6262
         TEL: (212) 702-6000

         14. CORPORATE TRUST OFFICE. References in the Indenture or the Collateral Agreements to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 10
E. 40th Street, New York, New York 10016 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

         15. EFFECTIVENESS. This Agreement shall become effective as of the Effective Date upon the execution and delivery thereof by the duly authorized representatives of each of the parties hereto.

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
         IN WITNESS WHEREOF, General Media, Inc., The Bank of New York and HSBC Bank USA have executed this Instrument as of the Effective Date.

GENERAL MEDIA, INC.

By /s/ R. Gucceone
   -------------------------------
 Its______________________________

THE BANK OF NEW YORK

By________________________________
 Its______________________________

HSBC BANK USA

By________________________________
 Its______________________________

SUBSIDIARY GUARANTORS (under the Indenture)
SUBSIDIARY GRANTORS (under the Security Agreement)
SUBSIDIARY PLEDGORS (under the Pledge Agreement)

GENERAL MEDIA ART HOLDING, INC.
GENERAL, MEDIA COMMUNICATIONS, INC.
GENERAL MEDIA ENTERTAINMENT, INC.
GENERAL MEDIA (UK), LTD.
GMCI INTERNET OPERATIONS, INC.
GMI ON-LINE VENTURES, LTD.
PENTHOUSE CLUBS INTERNATIONAL ESTABLISHMENT
PENTHOUSE FINANCIAL SERVICES, N.V.
PENTHOUSE IMAGES ACQUISITIONS, LTD.
PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

By /s/ R. Gucceone
   --------------------------------
 Its_______________________________
(for each of the above-listed Subsidiary Guarantors, Subsidiary Grantors and
 Subsidiary Pledgors)

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EXHIBIT A

Documents to be delivered to the Successor Trustee

         1. Executed and conformed copy of the Indenture, Collateral Agreements and amendments and supplements thereto.

         2.       Copy of the Trustee's Notice of Resignation.

         3.       File of closing documents.

         4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to the Indenture.

         5. Copies of any official notices sent by the Trustee to all of the Holders of the Notes pursuant to the terms of any Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders if any.

         6. Certified List of Holders as of the date of Trustee's resignation, certificate detail, and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such Holder.)

         7. Debt service records or trust account statements for one-year period preceding the date of this Agreement and conversion requests, if any.

         8. All unissued Notes inventory or DTC FAST held global certificates.

         9. Documents relating to secured interests and all communications from the Company relating to the sale, transfer etc. of assets.

         10. Pledged shares of the Subsidiary Guarantors and the conditional mortgage on 16 E. 67th St., New York, New York.

         11. Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.

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
EXHIBIT B

[HSBC Letterhead]

Notice to Holders

To the holders of the 15% Senior Secured Debentures, Series C, due 2004 (the "Notes") issued by General Media, Inc. (the "Company") under the Indenture (the "Indenture"); dated as of December 21, 1993, as amended and supplemented, by and between the Company and The Bank of New York, as Trustee.

NOTICE IS HEREBY GIVEN that, in accordance with the Indenture, The Bank of New York has resigned as Trustee under the Indenture and Collateral Agent under the related Collateral Agreements.

In accordance with the Indenture, HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture and as Collateral Agent under the Collateral Agreements. The address of the Corporate Trust Office of HSBC Bank USA is 10 East 40th Street, New York, New York 10016.

The Bank of New York's resignation as Trustee and HSBC Bank USA's appointment as Successor Trustee shall become effective as of the close of business on January
__, 2003.

Dated: New York, New York
      _____ ___, 2003

                  HSBC Bank USA, as Successor Trustee and Collateral Agent

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